Exhibit 10.4

THE WARRANT REPRESENTED HEREBY AND THE COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR THE COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON THE EXERCISE HEREOF NOR ANY INTEREST THEREIN MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER.

Warrant No. PS-1

Dated: October 24, 2011

COMMON STOCK WARRANT

COUPON EXPRESS, INC.

THIS IS TO CERTIFY THAT for value received, [______________________] (the “Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from Coupon Express, Inc., a Nevada corporation (the “Company”), [____________________] shares (the “Warrant Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”), at a price per share equal to $0.04 (the “Exercise Price”). The number of Warrant Shares purchasable upon exercise of this warrant (this “Warrant”) and the Exercise Price shall be subject to adjustment from time to time as described herein. This Warrant is being issued in connection with the purchase of Cumulative Convertible Senior Notes pursuant to that certain Cumulative Convertible Senior Note and Warrant Purchase Agreement, dated as of October 24, 2011 (“Purchase Agreement”), by and among the Company, the Holder and the other parties thereto.

                                           1.                        Manner of Exercise: Expiration Date.

(a)               This Warrant shall be exercisable in accordance with this Section 1 and Section 2 below from and after the date hereof until 5:00 p.m., New York time on October 24, 2016 (the “Expiration Date”). The Holder may, at any time and from time to time to and until the Expiration Date, exercise this Warrant, for all or any part of the Warrant Shares purchasable at such time hereunder, by delivering to the Company at its principal office on any business day (i) a written notice of the Holder's election to exercise this Warrant (an “Exercise Notice”), which Exercise Notice shall be irrevocable and shall specify the number of Warrant Shares to be purchased, (ii) payment of the aggregate Exercise Price for the applicable number of Warrant Shares to be purchased by check or wire transfer of immediately available funds to an account then specified by the Company and (iii) this Warrant (the date on which the foregoing items are delivered to the Company being hereinafter referred to as the “Exercise Date”). Such Exercise Notice shall be in the form of Annex A hereto, duly executed by the Holder or its duly authorized agent.

(b)               Upon receipt of the items specified in Section 1(a), the Company shall, as promptly as practicable, and in any event within five (5) business days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder or its designee a certificate or certificates representing the aggregate number of full Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereafter provided. The Company understands that a delay in the delivery of the Warrant Shares could result in economic loss to the Holder. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or its designee shall be deemed to have become a Holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

(c)               If this Warrant is exercised in part, the Company shall, at its expense, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(d)               The Company shall pay any and all issue and other taxes (other than income taxes) that may be payable in respect of the issuance of this Warrant or any issuance or delivery of Warrant Shares on exercise of this Warrant; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder of record of this Warrant in connection with any such exercise.

(e)               The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance and delivery on the exercise of this Warrant, all shares of Common Stock as shall from time to time be issuable on the exercise of this Warrant, and, upon such issuance, all of such shares of Common Stock will be validly issued, fully paid and non-assessable. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect such exercise of this Warrant for the maximum number of shares of Common Stock then issuable upon exercise hereunder, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, obtaining the requisite stockholder approval of any necessary amendment to the Company's Certificate of Incorporation (as amended from time to time). The Company will not at any time close its stock transfer books in a manner which prevents the timely exercise of this Warrant.

(f)                 No fractional shares shall be issued upon the exercise of this Warrant. All shares of Common Stock (including fractions thereof) issuable upon exercise of this Warrant as to each share of Common Stock shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional shares. If, after the aforementioned aggregation, the exercise of this Warrant would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the Holder a sum of cash equal to the Fair Market Value (as defined below) of such fraction on the Exercise Date.

2.                        Net Exercise. Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X	=	Y (A-B) A

Where X	=	the number of Warrant Shares to be issued to the Holder
Y	=	the number of Warrant Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)
A	=	the Fair Market Value of one share of Common Stock (at the date of such calculation)
B	=	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the “Fair Market Value” of one share of Common Stock shall be:

(a)               the average daily closing Market Price (as defined below) during the period of the most recent 10 trading days, ending on the last business day before the effective date of exercise of this Warrant, on which the national securities exchanges or over-the-counter market in which the shares of Common Stock is quoted were open for trading. If the Common Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is quoted on the NASDAQ Global Market, the NASDAQ Capital Market, the OTC Bulletin Board or by OTC Markets Group, Inc. (each, a ”Trading Market”), the Market Price as of a specified day shall be the last reported sale price of Common Stock on such exchange or on the applicable Trading Market on such date or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or on the applicable Trading Market (the “Market Price”); or

(b)               if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted on any Trading Market, the Fair Market Value shall be determined in good faith by the mutual agreement of the Holder and the Board of Directors of the Company. In the event of any dispute between the Holder and the Company regarding the determination of Fair Market Value, at the option of the Holder, the Company shall engage a consulting firm or investment banking firm selected by the Holder to prepare an independent appraisal of the Fair Market Value, which appraisal shall be deemed for purposes hereof to be a conclusive, final and binding determination of the Fair Market Value. The expenses of such appraisal shall be borne by the Company.

                                          3.                        Adjustments. Subject and pursuant to the provisions of this Section 3, the Exercise Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

(a)               If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock, then the number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Holder thereafter exercising this Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Holder would have received if this Warrant had been exercised immediately prior to such event upon payment of a Exercise Price that has been adjusted to reflect a fair allocation of the economics of such event to the Holder. Such adjustments shall be made successively whenever any event listed above shall occur.

(b)               If any capital reorganization, reclassification of the capital stock of the Company (other than a transaction covered in Section 3(a) above), consolidation or merger of the Company with another corporation in which the Company is not the survivor (or if it is the survivor, the shares of Common Stock outstanding prior to such event are converted into cash, securities or other property in connection therewith), or sale, transfer or other disposition of all or substantially all of the Company’s assets to another individual, corporation, partnership, trust, limited liability company, association, joint venture or other entity or group of any kind (each, a "Person") shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant, such cash, securities or other property as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any securities or property thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the Person purchasing or otherwise acquiring such assets or other appropriate

Person shall assume by written instrument the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this Section 3(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(c)               In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 3(a)), or subscription rights or warrants, the Exercise Price to be in effect after such payment date shall be determined by multiplying the Exercise Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price per share of Common Stock immediately prior to such payment date, less the fair market value (as determined below) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. The fair market value of said assets or evidences of indebtedness so distributed shall be determined in good faith by the mutual agreement of the Holder and the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Holder are unable to agree upon the fair market value in respect of this Section 3(c), the Company and the Holder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Holder. Such adjustment shall be made successively whenever such a payment date is fixed.

(d)               An adjustment to the Exercise Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(e)               In the event that, as a result of an adjustment made pursuant to this Section 3, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

(f)                 Except as provided in Section 3(g), if and whenever the Company shall issue or sell, or is, in accordance with any of Sections 3(f)(i) through 3(f)(vi), deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the lesser of (i) the Trigger Issuance Price (as defined below) in effect immediately prior to the time of such issue or sale and (ii) $0.02, then and in each such case (a "Trigger Issuance") the then-existing Exercise Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, by multiplying the then-existing Exercise Price by a ratio where the numerator is the Net Consideration Per Share (as defined below), if any, with respect to such Trigger Issuance and the denominator is the lesser of (i) the Trigger Issuance Price in effect immediately prior to the time of such Trigger Issuance and (ii) $0.02; provided, however, that in no event shall the Exercise Price after giving effect to such Trigger Issuance be greater than the Exercise Price in effect prior to such Trigger Issuance. For example, in the case of a Trigger Issuance with consideration of $.01 per share and a then-existing Exercise Price of $.04, the Exercise Price would be reduced to $.02 ((.01/.02) X .04). “Trigger Issuance Price” shall mean the lesser of (i) the Exercise Price in effect immediately prior to any Trigger Issuance, and (ii) the lowest Net Consideration Per Share from all Trigger Issuances from and after the issuance date of this Warrant.

For purposes of this Section 3(f), the following Sections 3(f)(i) to (f)(vi) shall also be applicable:

i.                        Issuances of Warrants, Options and Rights to Common Stock or Convertible Securities.

1.      For the purposes of this Section 3(f), the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of securities convertible into or exchangeable for shares of Common Stock, or the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, "Common Stock Equivalents"), shall be deemed an issuance of Common Stock.

2.      Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time of such obligation, agreement or undertaking is made or arises.

3.      No adjustment of the Exercise Price shall be made under this Section 3(f)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustment shall previously have been made upon the issuance of such Common Stock Equivalents as above provided. No adjustment shall be made upon exercise, conversion or exchange of any Common Stock Equivalents if no adjustment was required by the initial issuance of the Common Stock Equivalents.

ii.               "Net Consideration Per Share" shall mean (i) with in case of an issuance of Common Stock, the amount equal to the total amount of consideration, if any, received by the Company for such issuance divided by the aggregate number of shares of Common Stock issued, and (ii) in the case of an issuance of Common Stock Equivalents, the total amount of consideration, if any, received by the Company for such issuance plus the minimum amount of consideration, if any, payable to the Company upon exercise, conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted for Common Stock. The Net Consideration Per Share which may be received by the Company shall be determined in each instance as of the date of issuance of Common Stock Equivalents, without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

iii.                      Adjustments for Cancellation or Expiration of Common Stock Equivalents. Any adjustment of the Exercise Price with respect to this paragraph which relates to Common Stock Equivalents shall be disregarded if, as and when all of such Common Stock Equivalents expire or are canceled without being exercised, so that the Exercise Price immediately upon such cancellation or expiration shall be equal to the Exercise Price in effect at the time of the issuance of the expired or canceled Common Stock Equivalents, with such additional adjustments as would have been made to the Exercise Price had the expired or canceled Common Stock Equivalents not been issued.

iv.                    Should the Net Consideration Per Share of any Common Stock Equivalents be decreased from time to time, then, upon the effectiveness of each such change, the Exercise Price will be that which would have been obtained (y) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the actual Net Consideration Per Share of such securities, and (z) had adjustments made to the Exercise Price since the date of issuance of such Common Stock Equivalents been made to such Exercise Price as adjusted pursuant to (y) above.

v.                      Stock Dividends for Holders of Capital Stock other than Common Stock. In the event that the Company shall make or issue, or shall fix a record date for the determination of holders of any capital stock of the Company (other than Common Stock) entitled to receive a dividend or other distribution payable in Common Stock or Common Stock Equivalents, then such Common Stock or Common Stock Equivalents issued in payment of such dividend shall be deemed to have been issued without consideration.

vi.                    Consideration other than Cash. For purposes of this Section 3(f), if a part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or Common Stock Equivalents consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors and Holder. In the event of any dispute between the Holder and the Board of Directors regarding the determination of fair market value, at the option of the Holder, the Company shall engage a consulting firm or investment banking firm selected by the Holder to prepare an independent appraisal of the fair market value of such property to be distributed, which appraisal shall be deemed for purposes hereof to be a conclusive, final and binding determination of the fair market value of such property. The expenses of such appraisal shall be borne by the Company.

(g)               Exceptions. Section 3(f) shall not apply to, and the Company shall not be required to make any adjustment to the Exercise Price in connection with the issuance of (w) up to an aggregate amount of twenty million (20,000,000) shares of Common Stock, or options exercisable therefor (such number to be equitably adjusted in the event of stock splits, stock dividends, recapitalizations or other similar events) issued to officers, directors, consultants or employees of the Company or any subsidiary in connection with services performed or to be performed, pursuant to the Company’s 2011 Non-Qualified Stock Option Plan or any other qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, employee stock ownership plan, consulting agreement or other arrangements, agreements or plans approved by a majority of the Board of Directors and the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock, par value $.0001 per share; (x) any shares of Common Stock issuable upon conversion, exercise or exchange of Common Stock Equivalents that are issued and outstanding as date of the Purchase Agreement; provided such Common Stock Equivalents are not amended after the date of the Purchase Agreement; (y) any shares issuable in accordance with the terms of the (i) Yellow Box Master Lease Agreement dated as of June 17, 2011; (ii) SB Communications, Inc. Consulting Agreement dated as of October 5, 2009; and (z) any of the circumstances in which an adjustment is made under Sections 3(a)-3(c).

(h)               Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or Common Stock Equivalents, or (ii) to subscribe for or purchase Common Stock or Common Stock Equivalents, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(i)                  Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, if any, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of Section 3(f).

(j)                  Upon any adjustment to the Exercise Price pursuant to Section 3(f), the number of Warrant Shares purchasable hereunder shall be adjusted by multiplying such number of Warrant Shares by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately thereafter.

(k)                No Avoidance. The Company shall not, by amendment of its Certificate of Incorporation, By-Laws or other organizational documents, or through any reorganization, transfer of assets, consolidation, merger, dissolution, sale of securities or other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section 3 by the Company, but shall at all times in good faith assist in the carrying out of all provisions of this Section 3. Without limiting the generality of the foregoing, the Company shall not consolidate with or merge into any other Person or permit any such Person to consolidate with or merge into the Company (if the Company is not the surviving Person) or transfer all or substantially all of the assets of the Company to another Person, unless such other Person shall expressly assume in writing and will be bound by all of the terms of this Warrant, including the provisions of Section 3(b). If any event occurs as to which the other provisions of this Section 3 are not strictly applicable or, if strictly applicable, would not fairly protect the rights of the Holder in accordance with the essential intent and principles of this Warrant, then the Board of Directors shall make an adjustment in the provisions of this Warrant, in accordance with such essential intent and principles, so as to protect such rights.

(l)                  The Company acknowledges that the Holder has acquired the Warrant in reliance on a pre-investment capitalization of 456,344,941 shares (the “Baseline Shares”) of Common Stock outstanding, on a fully diluted and as converted and exercised basis, as of the date of the Purchase Agreement. The Company has undertaken to obtain waivers of the application of the Anti-Dilution Adjustments (as defined below) from the holders of various instruments previously issued that contain certain “weighted average ratchet” anti-dilution adjustments (the “Anti-Dilution Adjustments”). The Corporation agrees that if, on the date which is 90 days after the closing of those transactions contemplated by the Transaction Documents (as defined in the Purchase Agreement) (the “Measurement Date”) the total number of shares of Common Stock issued or issuable upon conversion or exercise of any Common Stock Equivalents outstanding immediately prior but after giving effect to the transactions contemplated by the Purchase Agreement is, or becomes, as a result of any issuances of Common Stock or Common Stock Equivalents up to and through the date of the investments made pursuant to the Transaction Documents, greater than the Baseline Shares as a result of the operation of the Anti-Dilution Adjustments (such number hereinafter referred to as the “Additional Common Stock Equivalent Shares”), the Exercise Price as of the date of the Purchase Agreement (the “Initial Exercise Price”) shall be decreased, retroactive to the date of the Purchase Agreement, to reflect the same valuation based on the adjusted amount of shares of Common Stock issued or issuable as follows: The Initial Exercise Price shall be adjusted by multiplying (i) the Initial Exercise Price by (ii) the quotient of (A) 1 divided by (B) the quotient of (x) the sum of 456,344,941 plus the total number of Additional Common Stock Equivalent Shares divided by (y) 456,344,941. For example, given the .04 Initial Exercise

Price, if the total number of shares of Common Stock issued or issuable upon conversion or exercise of any Common Stock Equivalents, as of the measurement Date, exceeds the Baseline Shares by 30,000,000 shares, the Exercise Price would be adjusted to 0.03753 (.04 X (1/((456,344,941 + 30,000,000)/456,344,941). The adjustments, if any, to the Initial Exercise Price pursuant to this Section 3(L) shall also apply to applications, if any, of the Anti-Dilution Adjustments after the Measurement Date. Any adjustments otherwise provided for elsewhere in this Warrant shall be recalculated using the decreased Initial Exercise Price, once the decrease (if any) has been determined (whether at the Measurement Date or at any time thereafter and for as many times as applicable), so that such other adjustments (if any) will only be those that would have been made had the decreased Initial Exercise Price been in effect on the date of the Purchase Agreement. In the case of any adjustments to the Initial Exercise Price, the Baseline Trigger Issuance Price shall also be decreased to an amount equal to the Initial Exercise Price as adjusted pursuant to this Section 3(l) multiplied by 0.5. For purposes of the Warrant “Baseline Trigger Issuer in Price” shall mean $.02, as adjusted by this Section 3(l). In no event shall the number of Baseline Shares be deemed to have been reduced as a result of any cancellation of Common Stock or Common Stock Equivalents or any other factors, and all such Baseline Shares shall be deemed outstanding for purposes of the adjustments set forth herein.

                                          4.                        Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                                          5.                        Notices to Holder. Upon the happening of any event requiring an adjustment of the Exercise Price, the Company shall promptly give written notice thereof to the Holder at the address appearing in the records of the Company, stating the adjusted Exercise Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Holder or any defect therein shall not affect the legality or validity of the event giving rise to, or the, subject adjustment.

                                          6.                        Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                                          7.                        Negotiability, Registration Rights, etc. This Warrant is issued upon the following terms, all of which the Holder hereof by the taking hereof consents and agrees:

(a)               The Holder shall be entitled to pledge, mortgage, transfer, endorse or otherwise convey this Warrant (a “Transfer”), in whole or in part, without the prior written consent of the Company. The Holder and its direct and indirect transferees may Transfer all or any portion of this Warrant by surrendering this Warrant to the Company together with a completed assignment in the form attached hereto as Annex B. Upon such surrender, the Company shall deliver a new Warrant or Warrants to the person or persons entitled thereto and, if applicable, shall deliver to Holder a new Warrant evidencing the right of Holder to purchase the balance of the Warrant Shares subject to purchase hereunder. The term “Holder” as used herein shall include any transferee to whom this Warrant has been transferred in accordance with this Section 6.

(b)               Except as set forth in the Purchase Agreement, the Holder of this Warrant shall not be entitled to vote or to receive dividends or to be deemed the Holder of Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until the Holder shall have exercised this Warrant and been issued shares of Common Stock in accordance with the provisions hereof.

(c)               Neither this Warrant nor any shares of Common Stock or other securities purchased pursuant to this Warrant have been registered under the Act or applicable state securities laws. Therefore, the transfer or exchange of this Warrant or such shares may be made only in a transaction permitted under the Act and applicable state securities laws or pursuant to an exemption therefrom. Prior to registration, the certificates evidencing the Warrant Shares or other securities issued on the exercise of this Warrant shall bear a legend to the effect that the shares evidenced by such certificates have not been registered under the 1933 Act and applicable state securities laws. This Warrant, and the shares of Common Stock issuable upon exercise hereof, shall be “Registrable Securities” pursuant to that certain Investors' Rights Agreement, dated the date hereof (the “Investors’ Rights Agreement”), by and among the Company and the parties thereto, as the same may be amended from time to time.

(d)               The initial Holder of this Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Investors’ Rights Agreement.

(e)               Until this Warrant is transferred on the books of the Company, the Company may treat the record Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

                                          8.                        Investment Representations. The Holder represents and warrants to the Company that the representations and warranties in Sections 3.2 through 3.8 of the Purchase Agreement made by the Holder as a Purchaser (as defined in the Purchase Agreement) under the Purchase Agreement are true and correct as of the date hereof.

                                          9.                        Successors. All the covenants and provisions hereof by or for the benefit of the Holder shall bind and inure to the benefit of its respective successors and permitted assigns and transferees hereunder and shall be binding upon any corporation or other entity succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets (to the extent provided in Section 3(b)), and all of the obligations of the Company relating to the Warrant Shares shall survive the exercise, conversion and termination of this Warrant, and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the Holder but at the Company’s expense, acknowledge in writing its continuing obligation to the Holder in respect of any rights (including, without limitation, any right to registration of the Warrant Shares) to which the Holder shall continue to be entitled after such exercise in accordance with this Warrant; provided that the failure of the Holder to make any such request shall not affect the continuing obligation of the Company to the Holder hereof in respect of such rights.

                                      10.                        Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be in writing and sent by facsimile or overnight courier or shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company. All such notices and communications shall, when mailed, be effective when deposited in the mails and, when sent by facsimile or overnight courier, delivered, be effective when received.

                                      11.                        Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only with the consent of holders of Warrants representing a majority of the aggregate Common Stock issuable upon the exercise of all then outstanding Warrants issued under the Purchase Agreement.

                                      12.                        Governing Law. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York without regard to the laws that might be applied under any conflict of laws principles.

                                      13.                        Headings. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

                                      14.                        Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer as of the date first written above.

COUPON EXPRESS, INC.

By:__________________________________

Name: Eric L. Kash

Title: Chief Executive Officer

Annex A

Form of Exercise Notice

(To be executed if Holder desires to exercise this Warrants evidenced by this Warrant Certificate).

TO COUPON EXPRESS, INC.

ð	The undersigned hereby (1) irrevocably elects to exercise this Warrant for ___________ Warrant Shares represented by this Warrant, (2) makes payment in full of the aggregate Exercise Price for such Warrant Shares by enclosure of a certified or bank cashier's check therefor, upon condition that a new Warrant be issued for the balance of the Warrant Shares remaining, if any, and (3) requests that a certificate for the shares of Common Stock purchased hereunder be issued in the name of and delivered to:

ð	The undersigned hereby elects to purchase _______ Warrant Shares, by net exercise of this Warrant pursuant to the provisions of Section 2 of this Warrant.

(Please print name and address)

The undersigned hereby reaffirms, as of the date hereof, the investment representations in Section 8 of this Warrant.

If such number of Warrant Shares not be all of the Warrant Shares evidenced by this Warrant Certificate, a new Warrant for the balance remaining of such Warrant Shares shall be registered in the name of and delivered to:

(Please print name and address)

Dated:__________________

Signature________________________________

Annex B

Form of Assignment

(To be executed by the registered Holder if such Holder desires to transfer the attached Warrant.)

FOR VALUE RECEIVED, hereby sells, assigns, and transfers unto a Warrant to purchase shares of common stock, par value $0.001 per share, of Coupon Express, Inc., a Nevada corporation (the “Company”), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer such Warrant on the books of the Company, with full power of substitution.

The undersigned represents, unless the sale of this Warrant has been registered under the Securities Act of 1933, as amended (the “Securities Act”), that the undersigned is acquiring such Warrant for its own account for investment and not with a view to or for sale in connection with any distribution thereof (except for any resale pursuant to a Registration Statement under the Securities Act).

Dated:__________________

Signature________________________________

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